Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS SECOND QUARTER 2015 RESULTS

•	Total assets under management (“AUM”)[1] increased to $87.5 billion, a 10.5% increase year over year
•	$2.7 billion in gross capital raised during the three months ended June 30, 2015 and $13.2 billion raised over the twelve months ended June 30, 2015
•	Fee related earnings were $46.5 million for the three months ended June 30, 2015, up 32.7% from the three months ended June 30, 2014
•	Economic net income was $76.0 million on a pre-tax basis and $0.32 per unit, net of tax, down 3.0% from the three months ended June 30, 2014
•	Distributable earnings were $73.0 million on a pre-tax basis and $0.28 per common unit, net of tax, up 55.6% from the three months ended June 30, 2014
•	Declared second quarter distribution of $0.26 per common unit compared to $0.18 for the second quarter of 2014
•	Second quarter net income attributable to Ares Management, L.P. was $12.1 million

LOS ANGELES -- Ares Management, L.P.  (“the Company,” “Ares,” “we,” and “our”) (NYSE:ARES) today reported its financial results for the quarter ended June 30, 2015.

“Demand for our alternative investment solutions across our balanced investment platform remains very strong as we seek to raise a number of flagship funds over the next six to twelve months,” said Tony Ressler, Chairman and Chief Executive Officer of Ares. “Our first priority as asset managers is to perform for our investors, and our global platform, flexible strategies and investing advantages continue to enable us to find attractive investment opportunities despite the relatively challenging environment.”

“On July 23, 2015, we announced a merger with Kayne Anderson that we expect will make us better investors, provide access to new distribution channels and enhance our financial profile through the addition of long dated capital,” continued Tony Ressler.

Ares reported growth in AUM and Fee Earning Assets Under Management (“FEAUM”) of 10.5% and 11.4%, year over year, reaching $87.5 billion and $66.0 billion, respectively.  Second quarter gross capital raised totaled $2.7 billion primarily driven by new funds in the Tradable Credit and Direct Lending Groups.

“For the second quarter, we delivered excellent cash earnings and an attractive distribution for our unit holders as we achieved double digit year over year growth in many of our key AUM and earnings  metrics,” said Michael Arougheti, President of Ares. “We expect growth in our AUM and fee related earnings as we raise new flagship funds and deploy capital selectively over time, including our existing $10.1 billion in AUM not yet earning fees.”

Economic net income for the three months ended June 30, 2015 was $76.0 million compared to $75.1 million for the three months ended June 30, 2014. Second quarter economic net income, net of income taxes, was $68.5 million, or $0.32 per unit, compared to $70.0 million, or $0.33 per unit, for the second quarter of 2014 adjusted as if the reorganization related to our initial public offering (“IPO”) had taken place on April 1, 2014. Economic net income for the six months ended June 30, 2015 was $158.9 million, an increase of 4.2% compared to the six months ended June 30, 2014. For both periods, the increase in economic net income was primarily driven by increases in fee related earnings within the Private Equity, Direct Lending and Tradable Credit Groups and in net performance fees in the Direct Lending and Private Equity Groups. The increase was partially offset by a decline in net investment income within the Tradable Credit and Private Equity Groups.

Distributable earnings were $73.0 million for the three months ended June 30, 2015 compared to $48.6 million for the three months ended June 30, 2014. Distributable earnings were $140.3 million for the six months ended June 30, 2015 compared to $102.9 million for the six months ended June 30, 2014. For both periods, the increase was primarily driven by an increase in fee related earnings within the Private Equity, Direct Lending and Tradable Credit Groups and in realized net performance fees within the Tradable Credit Group. This increase was partially offset by a decline in realized investment income within the Tradable Credit Group.

For the second quarter ended June 30, 2015, distributable earnings after income taxes allocated to common unitholders were $22.9 million, or $0.28 per common unit. Ares declared a second quarter distribution of $0.26 per common unit payable on September 8, 2015 to common unitholders of record as of August 25, 2015.

Ares has also provided additional information in its Second Quarter 2015 Earnings Presentation, which can be viewed at www.aresmgmt.com under “Investor Resources – Presentations and Reports.”

1

In this press release we refer to certain non-GAAP financial measures, including assets under management, fee earning assets under management, economic net income, fee related earnings, performance related earnings and distributable earnings. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, where applicable, as well as an explanation of why we use these measures, are included in this press release.

2	Total units outstanding represents the sum of common units and Ares Operating Group Units that are exchangeable for common units. See Exhibit F for more details.

ARES MANAGEMENT, L.P.

Key Performance Metrics as of June 30, 2015

($ in thousands, except unit data and as otherwise noted)	Three months ended June 30,		%	Six months ended June 30,		%
	2015	2014(1)	Change	2015	2014	Change
Management Fees (includes ARCC Part I Fees of $29,250 and $25,666 for the three months ended June 30, 2015 and 2014, respectively and $58,292 and $53,984 for the six months ended June 30, 2015 and 2014, respectively)	$160,487	$143,403	12%	$322,803	$283,264	14%
Admin. & Other Fees	7,033	6,576	7%	14,383	13,441	7%
Compensation & Benefits (2)	(91,286)	(88,742)	3%	(185,217)	(179,096)	3%
General & Administrative Expenses (3)	(29,746)	(26,198)	14%	(57,860)	(51,612)	12%
Fee Related Earnings	$46,488	$35,040	33%	$94,110	$65,999	43%

Net Performance Fees	$22,093	$18,647	19%	$49,790	$41,353	20%
Net Investment Income	7,396	21,364	(65%)	15,007	45,102	(67%)
Performance Related Earnings	$29,489	$40,011	(26%)	$64,797	$86,455	(25%)

Economic Net Income	$75,977	$75,051	1%	$158,907	$152,454	4%
Economic Net Income After Income Taxes (4)	$68,506	$69,966	(2%)	$143,180	$142,441	1%
Economic Net Income After Income Taxes per Unit (4)	$0.32	$0.33	(3%)	$0.67	$0.67	0%
Distributable Earnings	$72,956	$48,553	50%	$140,251	$102,892	36%
Distributable Earnings After Income Taxes per Common Unit (5)	$0.28	$0.18	56%	$0.54	$0.40	35%

Other Data
Accrued Incentives (Gross)	$598,979	$525,826	14%	$598,979	$525,826	14%
Accrued Incentives (Net)	165,100	190,627	(13%)	165,100	190,627	(13%)
Total Fee Revenue (6)	182,580	162,050	13%	372,593	324,617	15%
Management Fees as a Percentage of Total Fee Revenue (6)	87.9%	88.5%	-	86.6%	87.3%	-

(1)

Ares completed its IPO and related reorganization on May 7, 2014, and accordingly the financial results for the three and six months ended June 30, 2014 reported herein include the results of our predecessor owners.

(2)

Includes compensation and benefits expenses attributable to OMG of $27.0 million and $26.0 million for the three months ended June 30, 2015 and 2014, respectively, and $55.9 million and $53.6 million for the six months ended June 30, 2015 and 2014, respectively, which are not allocated to an operating segment.

(3)

Includes G&A expenses attributable to OMG of $16.0 million and $13.0 million for the three months ended June 30, 2015 and 2014, respectively, and $31.3 million and $26.5 million for the six months ended June 30, 2015 and 2014, respectively, which are not allocated to an operating segment.

(4)

For the three and six months ended June 30, 2014, represents pro forma results assuming Ares’ IPO and reorganization had taken place on January 1, 2014. Total units of 214,157,363 for the three months ended June 30, 2015, include both common units and Ares Operating Group Units that are exchangeable for common units on a one-for-one basis, and the dilutive effects of the Company’s equity-based awards.

(5)

Distributable earnings attributable to common unitholders is presented on a pro forma basis for the three and six months ending June 30, 2014 as if Ares’ IPO occurred on January 1, 2014. The per unit calculation uses total common units outstanding. See “Exhibit G. Per Unit Calculations For the Three Months Ended June 30, 2015” for more detail.

(6)	Total fee revenue is calculated as management fees plus net performance fees.

Management Fee Revenue. Management fee revenue increased by $17.1 million to $160.5 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. For the six months ended June 30, 2015, management fee revenue increased by $39.5 million to $322.8 million over the same period in 2014. The increase for both periods was primarily due to management fee contracts acquired in the EIF acquisition in the first quarter of 2015, additional capital raises by ARCC and additional capital deployment of Ares Capital Europe II (“ACE II”). The increase was partially offset by a decrease in management fees in the Real Estate Group as certain funds ended reinvestment periods, as well as a $1.6 million reduction in management fees for the three months ended June 30, 2015 and a $3.2 million reduction for the six months ended June 30, 2015 from the termination of previously acquired management fee contracts.

Compensation and Benefits. Compensation and benefits expenses increased by $2.5 million to $91.3 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. For the six months ended June 30, 2014, compensation and benefits expenses increased by $6.1 million to $185.2 million over the same period in 2014. Both increases were attributable to merit-based increases and increased headcount, including additional professionals from the Keltic, First Capital Holdings (“FCC”) and Energy Investors Funds (“EIF”) acquisitions.

General and Administrative Expenses. General and administrative expenses increased by $3.5 million to $29.7 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. For the six months ended June 30, 2014, general and administrative expenses increased by $6.2 million to $57.9 million over the same period in 2014. Both increases were primarily driven by additional occupancy and office expenses, growth in personnel and geographical expansion and expenses relating to the Keltic, FCC and EIF acquisitions.

Fee Related Earnings. FRE increased by $11.4 million, or 32.7%, to $46.5 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. FRE increased by $28.1 million, or 42.6%, to $94.1 million for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. For both periods, the growth in FRE was attributable to management fee contracts acquired in the EIF acquisition and an increase in management fees within the Direct Lending and Tradable Credit Groups. The increase was partially offset by lower management fees in the Real Estate Group and an increase in compensation and benefits expenses in the Private Equity Group due to the EIF acquisition.

Performance Related Earnings. PRE was $29.5 million for the three months ended June 30, 2015 compared to $40.0 million for the three months ended June 30, 2014. PRE was $64.8 million for the six months ended June 30, 2015 compared to $86.5 million for the six months ended June 30, 2014.  For both periods, the decrease in PRE was primarily attributable to a decline in performance fees in the alternative credit funds within the Tradable Credit Group and reduced investment income from unrealized market depreciation of equity investments held in ACOF Asia within the Private Equity Group. The decrease was partially offset by an increase in net performance fees primarily from an increase in market appreciation in funds within the Direct Lending Group.

Economic Net Income. ENI was $76.0 million for the three months ended June 30, 2015 compared to $75.1 million for the three months ended June 30, 2014. The increase in ENI was driven by an increase in FRE of $11.4 million and in net performance fees of $3.4 million. The decrease was offset by a decline in net investment income of $14.0 million. ENI after provision for taxes was $68.5 million, or $0.32 per unit, for the three months ended June 30, 2015 compared to $70.0 million, or $0.33 per unit for the three months ended June 30, 2014. For the six months ended June 30, 2015, ENI was $158.9 million, compared to $152.5 million for the six months ended June 30, 2015. The increase in ENI was due to an increase in FRE of $28.1 million and in net performance fees of $8.4 million. The decrease was offset by a decline in net investment income of $30.1 million. ENI after provision for taxes was $143.2 million, or $0.67 per unit, for the six months ended June 30, 2015 compared to $142.4 million, or $0.67 per unit for the six months ended June 30, 2014.

Distributable Earnings. Total distributable earnings increased by $24.4 million to $73.0 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. For the six months ended June 30, 2015, total distributable earnings increased by $37.4 million to $140.3 million compared to the six months ended June 30, 2014. For both periods, the increase was primarily driven by an increase in fee related earnings within the Private Equity, Direct Lending, and Tradable Credit Groups and in realized net performance fees within the Tradable Credit Group. This increase was partially offset by a decline in realized investment income within the Tradable Credit Group.

Accrued Incentives Fees. Net accrued incentive fees as of June 30, 2015 decreased by $25.5 million to $165.1 million compared to $190.6 million as of June 30, 2014. The decrease in net accrued incentive fees was primarily attributable to the realization of accrued fees within the Tradable Credit Group as a result of (i) the liquidation of certain long-only funds and (ii) the increased realization on certain alternative credit funds. This decrease was offset by an increase in accrued incentive fees from ACOF III and ACOF IV within the Private Equity Group, as a result of market appreciation of their investment portfolios.

Assets Under Management

($ in millions)	For the three months ended June 30, 2015	For the twelve months ended June 30, 2015
Beginning of Period AUM	$86,926	$79,238
Acquisitions (1)	-	4,365
Commitments (2)	2,653	12,118
Capital Reduction (3)	(1,337)	(2,920)
Distribution (4)	(1,993)	(5,579)
Change in Fund Value (5)	1,272	300
End of Period AUM	$87,522	$87,522
Average AUM	$87,224	$83,380

(1)	Represents AUM acquired via acquisition, net of terminated contracts.
(2)

Represents net new commitments during the period, including equity and debt commitments, reductions of previous commitments, and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles.

(3)	Represents the permanent reduction in leverage during the period.
(4)	Represents distributions and redemptions net of recallable amounts.
(5)	Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency.

Total AUM was $87.5 billion as of June 30, 2015, an increase of $0.6 billion, or 0.7%, compared to total AUM of $86.9 billion as of March 31, 2015. For the three months ended June 30, 2015, the increase in AUM was primarily driven by net new commitments of $2.7 billion which mainly consisted of (i) $266.6 million in equity commitments to the Tradable Credit Group’s long-only credit funds, (ii) $541.6 million in equity commitments and $250.0 million in debt commitments to the Tradable Credit Group’s alternative funds and (iii) $1.5 billion in commitments to the Direct Lending Group’s funds (comprised of $691.5 million of equity commitments and $775.0 million of debt commitments). The increase in AUM was partially offset by capital reduction of $1.3 billion and distributions of $2.0 billion, of which $818.4 million was attributable to the Tradable Credit Group, $231.3 million was attributable to the Direct Lending Group, $510.1 million was attributable to the Private Equity Group and $433.1 million was attributable to the Real Estate Group.

Fee-Earning Assets Under Management

($ in millions)	For the three months ended June 30, 2015	For the twelve months ended June 30, 2015
Beginning of Period FEAUM	$65,664	$59,244
Acquisitions (1)	-	3,881
Commitments (2)	436	5,748
Subscriptions / Deployment / Increase in Leverage (3)	2,054	6,531
Redemptions / Distributions / Decrease in Leverage (4)	(1,773)	(8,211)
Market Appreciation (5)	240	119
Change in Fee Basis (6)	(613)	(1,304)
End of Period FEAUM	$66,008	$66,008
Average FEAUM	$65,836	$62,626

(1)	Represents fee earning AUM acquired via acquisition.
(2)	Represents net new commitments during the period for funds that earn management fees based on committed capital.
(3)	Represents subscriptions, capital deployment and increase in leverage (for funds that earn fees on a gross asset basis).
(4)	Represents redemptions, distributions and decrease in leverage (for funds that earn fees on a gross asset basis).
(5)

Includes fund net income, including interest income, realized and unrealized gains (losses), fees and expenses and the impact of foreign currency for funds that earn management fees based on market value.

(6)

Represents the change in fee basis from committed capital to invested capital or from net to gross basis and includes a reduction in change in fee basis of $347 million to reflect fee earning AUM as of the end of each period presented.

Total Fee Earning Assets Under Management (“FEAUM”) was $66.0 billion as of June 30, 2015, an increase of $0.3 billion, or 0.5%, compared to total FEAUM of $65.7 billion as of March 31, 2015.  The increase in FEAUM was primarily driven by subscriptions / deployment / increase in leverage of $2.1 billion, which was mainly comprised of $952.8 million and $831.2 million in the Tradable Credit Group and the Direct Lending Group, respectively.  Net new commitments of $436.2 million, primarily comprised of $277.9 million in the Tradable Credit Group and $135.0 million in the Direct Lending Group further added to the increase in FEAUM. Partially offsetting the increase in FEAUM were redemptions / distributions / decreases in leverage of $1.8 billion, primarily driven by a decrease of $1.1 billion in the Tradable Credit Group.

Incentive Generating AUM and Incentive Eligible AUM

($ in millions)

	As of June 30, 2015		As of March 31, 2015
	Incentive Generating AUM	Incentive Eligible AUM	Incentive Generating AUM	Incentive Eligible AUM
Tradable Credit Group	$1,225	$6,933	$3,917	$7,002
Direct Lending Group	11,112	15,428	10,813	14,500
Private Equity Group	7,391	9,809	7,346	9,809
Real Estate Group	2,094	6,171	2,074	6,240
Total	$21,821	$38,340	$24,150	$37,551

Total Incentive Generating AUM (“IGAUM”) was $21.8 billion as of June 30, 2015, a decrease of 9.6%, compared to total IGAUM of $24.2 billion as of March 31, 2015.  The decrease was primarily attributable to unrealized depreciation in our Tradable Credit Group’s credit opportunities strategy.

Total Incentive Eligible AUM (“IEAUM”) was $38.3 billion as of June 30, 2015, compared to IEAUM of $37.6 billion as of March 31, 2015.  Significant funds not yet contributing incentive fees as of June 30, 2015 included Ares European Real Estate Fund III, Ares European Real Estate Fund IV, Ares Commercial Real Estate Corporation, Ares Special Situations Fund IV and Ares European Loan Opportunities Fund.

Available Capital and Assets Under Management Not Yet Earning Fees

($ in millions)

	As of June 30, 2015		As of March 31, 2015
	Available Capital	AUM Not Yet Earning Fees	Available Capital	AUM Not Yet Earning Fees
Tradable Credit Group	$5,278	$2,352	$6,153	$2,558
Direct Lending Group	6,015	5,768	5,544	5,397
Private Equity Group	3,641	923	3,577	909
Real Estate Group	3,390	1,058	3,580	1,255
Total	$18,324	$10,101	$18,854	$10,119

Total available capital was $18.3 billion as of June 30, 2015, a decrease of 2.8%, compared to $18.9 billion as of March 31, 2015. The decrease was primarily due to a reduction in leverage in one of the Tradable Credit Group’s credit opportunities funds.

Total AUM Not Yet Earning Fees was $10.1 billion as of June 30, 2015, consistent with March 31, 2015.

Results Excluding Consolidated Funds

Net income of the Company excluding the effect of the Consolidated Funds for the three months ended June 30, 2015 was $38.8 million.

Investment Capacity and Liquidity

As of June 30, 2015, our cash and cash equivalents were $101.5 million, investments at fair value were $610.0 million, and net performance fees receivable were $165.1 million.  As of June 30, 2015, the Company had a $1.03 billion revolving credit facility, with approximately $980.0 million in available capital.

($ in thousands)	As of June 30, 2015	As of December 31, 2014

Cash and cash equivalents	$101,533	$148,858
Investments	610,026	598,074
Debt obligations	293,779	243,491
Net performance fees receivable	165,100	166,934

Distribution

We declared a quarterly distribution of $0.26 per common unit to common unitholders of record at the close of business on August 25, 2015, payable on September 8, 2015.

Recent Developments

•                  In July 2015 we announced the pricing of an $813.6 million cash flow collateralized loan obligation (“CLO”).  Net proceeds from the issuance will be used to invest predominately in bank loans.  The transaction is expected to close in September 2015 and will represent the firm’s second CLO raised in 2015 and the third largest in the firm’s history.

•                  On July 23, 2015, we and Kayne Anderson Capital Advisors, L.P. (“KACALP”) announced that Ares Holdings L.P. (“Ares Holdings”), Ares Investments L.P. (“Ares Investments”), KACALP and KA Fund Advisors, LLC (together with KACALP, “Kayne Anderson”) have entered into a definitive business combination and merger agreement with pursuant to which Ares Holdings and Ares Investments will acquire the equity interests of Kayne Anderson.  Following the closing of the transactions, we will be renamed Ares Kayne Management, L.P. and will be one of the largest and most diversified alternative asset managers. Under the terms of the agreement, Ares Holdings and Ares Investments will provide $2.55 billion in consideration to the owners of Kayne Anderson, the majority of which will be in the form of Ares Operating Group Units. The transaction is expected to close on or around January 1, 2016, subject to customary regulatory approvals, certain Kayne Anderson investor consents and other closing conditions.

•                  On July 16, 2015, we held the first closing for our third commingled European direct lending fund with total fund commitments to date of €1.4 billion. The target size for this fund is €2.0 billion.

Conference Call and Webcast Information

On August 11, 2015, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its second quarter 2015 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 6478767 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through September 9, 2015 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10068954. An archived replay will also be available through September 9, 2015 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management, L.P.

Ares is a publicly traded, leading global alternative asset manager with approximately $88 billion of assets under management as of June 30, 2015 and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its four distinct but complementary investment groups in Tradable Credit, Direct Lending, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Available Information

Ares Management, L.P.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.aresmgmt.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

Contact

Ares Management, L.P.

Carl Drake
(800) 340-6597

Appendix

Exhibit A.  Operating Segments as of June 30, 2015

($ in millions)

	Available Capital	Fair Value of Capital	AUM
Tradable Credit Group	$5,278	$27,386	$32,664
Direct Lending Group	6,015	24,184	30,199
Private Equity Group	3,641	11,067	14,708
Real Estate Group	3,390	6,561	9,950
Total	$18,324	$69,198	$87,522

Exhibit B.  Segment Results

($ in thousands)

As of and for the three months ended June 30, 2015:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees (includes ARCC Part I Fees of $29,250)	$37,851	$70,330	$36,373	$15,935	$160,487	$—	$160,487
Administrative fees and other income	24	75	36	729	864	6,167	7,033
Compensation and benefits	(10,914)	(32,122)	(11,226)	(9,992)	(64,254)	(27,032)	(91,286)
General, administrative and other expenses	(3,571)	(3,254)	(3,200)	(3,708)	(13,733)	(16,013)	(29,746)
Fee related earnings (loss)	23,390	35,029	21,983	2,964	83,366	(36,878)	46,488
Performance fees—realized	37,988	2,093	18,878	102	59,061	—	59,061
Performance fees—unrealized	(46,142)	19,967	41,863	3,887	19,575	—	19,575
Performance fee compensation—realized	(21,364)	(1,254)	(15,102)	—	(37,720)	—	(37,720)
Performance fee compensation—unrealized	27,216	(11,063)	(33,795)	(1,182)	(18,824)	—	(18,824)
Net performance fees	(2,302)	9,743	11,844	2,807	22,093	—	22,093
Investment income (loss)—realized	6,211	(308)	3,105	255	9,263	—	9,263
Investment income (loss)—unrealized	(9,190)	2,657	2,085	953	(3,495)	—	(3,495)
Interest and other investment income	3,742	191	1,330	18	5,281	—	5,281
Interest expense	(1,216)	(519)	(1,658)	(260)	(3,654)	—	(3,654)
Net investment income (loss)	(453)	2,021	4,862	966	7,396	—	7,396
Performance related earnings (loss)	(2,754)	11,764	16,706	3,773	29,489	—	29,489
Economic net income (loss)	$20,636	$46,793	$38,689	$6,737	$112,855	$(36,878)	$75,977
Distributable earnings (loss)	$47,051	$34,554	$28,242	$2,090	$111,937	$(38,981)	$72,956
Total assets	$391,161	$255,228	$934,560	$169,233	$1,750,182	$18,291	$1,768,473

As of and for the three months ended June 30, 2014:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees (includes ARCC Part I Fees of $25,666)	$36,072	$64,805	$22,610	$19,916	$143,403	$—	$143,403
Administrative fees and other income	33	276	94	1,496	1,899	4,678	6,576
Compensation and benefits	(10,453)	(32,753)	(7,886)	(11,689)	(62,781)	(25,961)	(88,742)
General, administrative and other expenses	(3,897)	(2,245)	(2,738)	(4,332)	(13,212)	(12,986)	(26,198)
Fee related earnings (loss)	21,755	30,083	12,080	5,391	69,309	(34,269)	35,040
Performance fees—realized	24,283	—	4,615	—	28,898	—	28,898
Performance fees—unrealized	(11,618)	3,600	42,002	7,726	41,710	—	41,710
Performance fee compensation—realized	(15,986)	—	(3,690)	—	(19,676)	—	(19,676)
Performance fee compensation—unrealized	3,180	(2,075)	(32,824)	(566)	(32,284)	—	(32,284)
Net performance fees	(141)	1,525	10,103	7,160	18,647	—	18,647
Investment income (loss)—realized	6,568	(934)	2,647	(301)	7,980	—	7,980
Investment income (loss)—unrealized	(2,533)	216	11,861	635	10,179	—	10,179
Interest and other income	4,328	144	584	187	5,243	—	5,243
Interest expense	(543)	(332)	(785)	(378)	(2,037)	—	(2,037)
Net investment income (loss)	7,820	(906)	14,307	143	21,364	—	21,364
Performance related earnings	7,679	619	24,410	7,303	40,011	—	40,011
Economic net income (loss)	$29,434	$30,702	$36,490	$12,694	$109,320	$(34,269)	$75,051
Distributable earnings (loss)	$38,852	$28,205	$14,994	$2,343	$84,394	$(35,841)	$48,553
Total assets	$577,397	$199,527	$547,980	$295,433	$1,620,337	$10,560	$1,630,898

Exhibit B.  Segment Results (continued)

($ in thousands)

As of and for the six months ended June 30, 2015:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees (includes ARCC Part I Fees of $58,292)	$75,460	$141,069	$72,962	$33,313	$322,803	$—	$322,803
Administrative fees and other income	45	152	49	1,585	1,831	12,552	14,383
Compensation and benefits	(19,803)	(65,798)	(23,547)	(20,123)	(129,271)	(55,946)	(185,217)
General, administrative and other expenses	(7,402)	(6,548)	(6,318)	(6,253)	(26,521)	(31,339)	(57,860)
Fee related earnings (loss)	48,300	68,875	43,146	8,522	168,843	(74,733)	94,110
Performance fees—realized	71,313	3,982	19,303	102	94,700	—	94,700
Performance fees—unrealized	(73,834)	28,458	129,194	4,206	88,024	—	88,024
Performance fee compensation—realized	(41,234)	(2,387)	(15,442)	—	(59,063)	—	(59,063)
Performance fee compensation—unrealized	46,770	(16,086)	(103,776)	(779)	(73,873)	—	(73,873)
Net performance fees	3,015	13,967	29,279	3,529	49,790	—	49,790
Investment income (loss)—realized	13,433	1,088	7,277	387	22,185	—	22,185
Investment income (loss)—unrealized	(10,716)	814	643	1,149	(8,110)	—	(8,110)
Interest and other investment income	2,003	404	5,815	47	8,269	—	8,269
Interest expense	(2,424)	(1,045)	(3,338)	(530)	(7,338)	—	(7,338)
Net investment income (loss)	2,296	1,261	10,397	1,053	15,007	—	15,007
Performance related earnings (loss)	5,311	15,228	39,676	4,582	64,797	—	64,797
Economic net income (loss)	$53,611	$84,103	$82,822	$13,104	$233,640	$(74,733)	$158,907
Distributable earnings (loss)	$88,177	$69,135	$55,328	$5,472	$218,112	$(77,861)	$140,251
Total assets	$391,161	$255,228	$934,560	$169,233	$1,750,182	$18,291	$1,768,473

As of and for the six months ended June 30, 2014:

	Tradable Credit Group	Direct Lending Group	Private Equity Group	Real Estate Group	Total Segments	OMG	Total Stand Alone
Management fees (includes ARCC Part I Fees of $53,984)	$69,765	$131,009	$45,806	$36,684	$283,264	$—	$283,264
Administrative fees and other income	50	366	170	2,786	3,372	10,071	13,441
Compensation and benefits	(21,258)	(64,965)	(16,081)	(23,174)	(125,478)	(53,618)	(179,096)
General, administrative and other expenses	(7,593)	(4,159)	(4,738)	(8,600)	(25,090)	(26,522)	(51,612)
Fee related earnings (loss)	40,964	62,251	25,157	7,696	136,068	(70,069)	65,999
Performance fees—realized	34,495	39	17,700	—	52,234	—	52,234
Performance fees—unrealized	1,892	5,893	63,344	10,675	81,804	—	81,804
Performance fee compensation—realized	(21,492)	(28)	(14,162)	—	(35,682)	—	(35,682)
Performance fee compensation—unrealized	(3,176)	(3,525)	(49,736)	(566)	(57,003)	—	(57,003)
Net performance fees	11,719	2,379	17,146	10,109	41,353	—	41,353
Investment income (loss)—realized	24,586	(1,532)	3,779	429	27,262	—	27,262
Investment income (loss)—unrealized	(15,400)	1,739	27,017	(227)	13,129	—	13,129
Interest and other income	4,579	243	3,368	197	8,386	—	8,386
Interest expense	(930)	(636)	(1,407)	(703)	(3,676)	—	(3,676)
Net investment income (loss)	12,835	(186)	32,757	(304)	45,102	—	45,102
Performance related earnings	24,554	2,193	49,903	9,805	86,455	—	86,455
Economic net income (loss)	$65,518	$64,444	$75,060	$17,501	$222,523	$(70,069)	$152,454
Distributable earnings (loss)	$79,556	$59,212	$33,637	$3,841	$176,246	$(73,354)	$102,892
Total assets	$577,397	$199,527	$547,980	$295,433	$1,620,337	$10,560	$1,630,898

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials)

($ in thousands, except unit data)

	As of June 30, 2015	As of December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$101,533	$148,858
Restricted cash and cash equivalents	—	32,734
Investments	218,138	174,052
Derivative assets, at fair value	1,594	7,623
Performance fees receivable	162,770	187,059
Due from affiliates	126,037	146,534
Other assets	62,231	58,716
Intangible assets, net	103,736	40,948
Goodwill	144,210	85,582
Assets of Consolidated Funds:
Cash and cash equivalents	1,381,296	1,314,397
Investments, at fair value	17,847,829	19,123,950
Loans held for investment, net	—	77,514
Due from affiliates	9,474	11,342
Dividends and interest receivable	83,279	81,331
Receivable for securities sold	191,434	132,753
Derivative assets, at fair value	3,447	3,126
Other assets	6,652	12,473
Total assets	$20,443,660	$21,638,992
Liabilities
Accounts payable and accrued expenses	$124,904	$101,310
Accrued compensation	82,166	129,433
Derivative liabilities, at fair value	2,967	2,850
Due to affiliates	7,410	19,030
Performance fee compensation payable	433,012	380,268
Debt obligations	293,779	243,491
Equity compensation put option liability	20,000	20,000
Deferred tax liability, net	21,276	19,861
Liabilities of Consolidated Funds:
Accounts payable and accrued expenses	51,389	68,589
Due to affiliates	2,415	2,441
Payable for securities purchased	262,137	618,902
Derivative liabilities, at fair value	58,014	42,332
Securities sold short, at fair value	3,493	3,763
Deferred tax liability, net	24,524	22,214
CLO loan obligations	11,790,706	12,049,170
Fund borrowings	565,664	777,600
Mezzanine debt	405,717	378,365
Total liabilities	14,149,573	14,879,619
Commitments and contingencies
Redeemable interest in Consolidated Funds	550,783	1,037,450
Redeemable interest in Ares Operating Group entities	24,023	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	4,902,757	4,988,729
Equity appropriated for Consolidated Funds	57,569	(37,926)
Non-controlling interest in Consolidated Funds	4,960,326	4,950,803
Non-controlling interest in Ares Operating Group entities	473,380	463,493
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,676,127 units and 80,667,664 units, issued and outstanding at June 30, 2015 and December 31, 2014, respectively)	286,655	285,025
Accumulated other comprehensive income (loss)	(1,080)	(1,386)
Total controlling interest in Ares Management, L.P	285,575	283,639
Total equity	5,719,281	5,697,935
Total liabilities, redeemable interest, non-controlling interests and equity	$20,443,660	$21,638,992

Exhibit C.  Consolidated Statements of Financial Condition and Statements of Operations (GAAP Financials) (continued)

($ in thousands, except unit data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Revenues
Management fees (includes ARCC Part I Fees of $29,250, $58,292 and $25,666, $53,984 for the three and six months ended June 30, 2015 and 2014, respectively)	$134,732	$114,426	$270,121	$224,975
Performance fees	34,134	11,175	74,194	27,389
Other fees	6,926	6,017	13,205	12,882
Total revenues	175,792	131,618	357,520	265,246
Expenses
Compensation and benefits	99,085	150,970	200,936	246,663
Performance fee compensation	56,544	51,960	132,936	92,685
General, administrative and other expenses	53,331	39,460	98,878	78,235
Consolidated Funds’ expenses	7,834	16,712	22,906	25,649
Total expenses	216,794	259,102	455,656	443,232
Other income (expense)
Interest and other investment income	4,334	6,897	4,676	7,021
Interest expense	(3,654)	(2,037)	(7,338)	(3,676)
Other income (expense), net	(1,263)	(3,020)	(1,593)	(3,020)
Net realized gain (loss) on investments	3,312	(1,403)	10,076	(1,469)
Net change in unrealized appreciation (depreciation) on investments	(1,936)	9,703	1,540	13,849
Interest and other investment income of Consolidated Funds	214,060	203,338	552,246	548,683
Interest expense of Consolidated Funds	(114,722)	(203,741)	(233,433)	(348,783)
Net realized gain (loss) on investments of Consolidated Funds	111,740	47,840	50,304	102,805
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	81,896	261,396	380,988	328,740
Total other income	293,767	318,973	757,466	644,150
Income before taxes	252,765	191,489	659,330	466,164
Income tax expense (benefit)	7,387	5,267	13,279	(1,428)
Net income	245,378	186,222	646,051	467,592
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	(4,084)	13,413	11,775	50,461
Less: Net income attributable to non-controlling interests in Consolidated Funds	210,643	170,140	541,952	358,273
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group entities	185	(23)	428	383
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	26,548	(15,150)	61,354	40,633
Net income attributable to Ares Management, L.P.	$12,086	$17,842	$30,542	$17,842
Net income attributable to Ares Management, L.P. per common unit
Basic	$0.15	$0.22	$0.37	$0.22
Diluted	$0.15	$0.22	$0.37	$0.22
Weighted-average common units
Basic	80,671,316	79,424,077	80,669,527	79,424,077
Diluted	81,720,919	80,004,833	80,669,527	80,004,833
Distributions declared per common unit	$0.25	N/A	$0.49	N/A

Exhibit D.  Supplemental Financial Information Consolidating Schedules

($ in thousands, except unit data)

	As of June 30, 2015
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$101,533	$—	$—	$101,533
Investments	610,026	—	(391,888)	218,138
Derivative assets, at fair value	1,594	—	—	1,594
Performance fees receivable	598,979	—	(436,209)	162,770
Due from affiliates	146,124	—	(20,087)	126,037
Other assets	62,271	—	(40)	62,231
Intangible assets, net	103,736	—	—	103,736
Goodwill	144,210	—	—	144,210
Assets of Consolidated Funds
Cash and cash equivalents	—	1,381,296	—	1,381,296
Investments	—	17,847,829	—	17,847,829
Due from affiliates	—	11,464	(1,990)	9,474
Dividends and interest receivable	—	83,279	—	83,279
Receivable for securities sold	—	191,434	—	191,434
Derivative assets, at fair value	—	3,447	—	3,447
Other assets	—	6,652	—	6,652
Total assets	$1,768,473	$19,525,401	$(850,214)	$20,443,660
Liabilities
Accounts payable and accrued expenses	$126,028	$—	$(1,124)	$124,904
Accrued compensation	82,166	—	—	82,166
Derivative liabilities, at fair value	2,967	—	—	2,967
Due to affiliates	7,924	—	(514)	7,410
Performance fee compensation payable	433,879	—	(867)	433,012
Debt obligations	293,779	—	—	293,779
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	21,276	—	—	21,276
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	51,821	(432)	51,389
Due to affiliates	—	65,645	(63,230)	2,415
Payable for securities purchased	—	262,137	—	262,137
Derivative liabilities, at fair value	—	58,014	—	58,014
Securities sold short, at fair value	—	3,493	—	3,493
Deferred tax liability, net	—	24,524	—	24,524
CLO loan obligations	—	11,858,758	(68,052)	11,790,706
Fund borrowings	—	565,664	—	565,664
Mezzanine debt	—	405,717	—	405,717
Total liabilities	988,019	13,295,773	(134,219)	14,149,573
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	550,783	—	550,783
Redeemable interest in Ares Operating Group entities	24,023	—	—	24,023
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,621,276	(718,519)	4,902,757
Equity appropriated for Consolidated Funds	—	57,569	—	57,569
Non-controlling interest in Consolidated Funds	—	5,678,845	(718,519)	4,960,326
Non-controlling interest in Ares Operating Group entities	473,380	—	—	473,380
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,676,127 units issued and outstanding)	286,655	—	—	286,655
Accumulated other comprehensive gain (loss)	(3,605)	—	2,525	(1,080)
Total controlling interest in Ares Management, L.P	283,050	—	2,525	285,575
Total equity	756,430	5,678,845	(715,994)	5,719,281
Total liabilities, redeemable interests, non-controlling interests and equity	$1,768,473	$19,525,401	$(850,214)	$20,443,660

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	As of December 31, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Assets
Cash and cash equivalents	$148,858	$—	$—	$148,858
Restricted cash and cash equivalents	32,734	—	—	32,734
Investments	598,074	—	(424,022)	174,052
Derivative assets, at fair value	7,623	—	—	7,623
Performance fees receivable	548,098	—	(361,039)	187,059
Due from affiliates	166,225	—	(19,691)	146,534
Other assets	58,809	—	(93)	58,716
Intangible assets, net	40,948	—	—	40,948
Goodwill	85,582	—	—	85,582
Assets of Consolidated Funds
Cash and cash equivalents	—	1,314,397	—	1,314,397
Investments, at fair value	—	19,123,950	—	19,123,950
Loans held for investment, net	—	77,514	—	77,514
Due from affiliates	—	13,262	(1,920)	11,342
Dividends and interest receivable	—	81,331	—	81,331
Receivable for securities sold	—	132,753	—	132,753
Derivative assets, at fair value	—	3,126	—	3,126
Other assets	—	12,473	—	12,473
Total assets	$1,686,951	$20,758,806	$(806,765)	$21,638,992
Liabilities
Accounts payable and accrued expenses	$101,912	$—	$(602)	$101,310
Accrued compensation	129,433	—	—	129,433
Derivative liabilities, at fair value	2,850	—	—	2,850
Due to affiliates	19,881	—	(851)	19,030
Performance fee compensation payable	381,164	—	(896)	380,268
Debt obligations	243,491	—	—	243,491
Equity compensation put option liability	20,000	—	—	20,000
Deferred tax liability, net	19,861	—	—	19,861
Liabilities of Consolidated Funds
Accounts payable, accrued expenses and other liabilities	—	68,674	(85)	68,589
Due to affiliates	—	63,417	(60,976)	2,441
Payable for securities purchased	—	618,902	—	618,902
Derivative liabilities, at fair value	—	42,332	—	42,332
Securities sold short, at fair value	—	3,763	—	3,763
Deferred tax liability, net	—	22,214	—	22,214
CLO loan obligations	—	12,120,842	(71,672)	12,049,170
Fund borrowings	—	777,600	—	777,600
Mezzanine debt	—	378,365	—	378,365
Total liabilities	918,592	14,096,109	(135,082)	14,879,619
Commitments and contingencies
Redeemable interest in Consolidated Funds	—	1,037,450	—	1,037,450
Redeemable interest in Ares Operating Group entities	23,988	—	—	23,988
Non-controlling interest in Consolidated Funds:
Non-controlling interest in Consolidated Funds	—	5,663,172	(674,443)	4,988,729
Equity appropriated for Consolidated Funds	—	(37,926)	—	(37,926)
Non-controlling interest in Consolidated Funds	—	5,625,246	(674,443)	4,950,803
Non-controlling interest in Ares Operating Group entities	463,493	—	—	463,493
Controlling interest in Ares Management, L.P.:
Partners’ Capital (80,667,664 units issued and outstanding)	285,025	—	—	285,025
Accumulated other comprehensive gain (loss)	(4,146)	—	2,760	(1,386)
Total controlling interest in Ares Management, L.P	280,879	—	2,760	283,639
Total equity	744,372	5,625,246	(671,683)	5,697,935
Total liabilities, redeemable interests, non-controlling interests and equity	$1,686,951	$20,758,806	$(806,765)	$21,638,992

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended June 30, 2015
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $29,250)	$160,487	$—	$(25,755)	$134,732
Performance fees	76,616	—	(42,482)	34,134
Other fees	7,033	—	(107)	6,926
Total revenues	244,136	—	(68,344)	175,792
Expenses
Compensation and benefits	99,085	—	—	99,085
Performance fee compensation	56,544	—	—	56,544
General, administrative and other expense	53,331	—	—	53,331
Consolidated Fund expenses	—	36,390	(28,556)	7,834
Total expenses	208,960	36,390	(28,556)	216,794
Other income (expense)
Interest and other investment income	7,269	—	(2,935)	4,334
Interest expense	(3,654)	—	—	(3,654)
Other income (expense), net	(1,991)	—	728	(1,263)
Net realized gain (loss) on investments	9,365	—	(6,053)	3,312
Net change in unrealized appreciation (depreciation) on investments	(1,576)	—	(360)	(1,936)
Interest and other investment income of Consolidated Funds	—	214,195	(135)	214,060
Interest expense of Consolidated Funds	—	(116,775)	2,053	(114,722)
Net realized gain (loss) on investments of Consolidated Funds	—	111,740	—	111,740
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	82,046	(150)	81,896
Total other income (expense)	9,413	291,206	(6,852)	293,767
Income before taxes	44,589	254,816	(46,640)	252,765
Income tax expense (benefit)	5,772	1,615	—	7,387
Net income	38,817	253,201	(46,640)	245,378
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	(6,030)	1,946	(4,084)
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	259,229	(48,586)	210,643
Less: Net income attributable to redeemable interests in Ares Operating Group entities	185	—	—	185
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	26,548	—	—	26,548
Net income attributable to Ares Management, L.P.	$12,086	$—	$—	$12,086

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Three Months Ended June 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $25,666)	$143,403	$—	$(28,977)	$114,426
Performance fees	63,825	—	(52,650)	11,175
Other fees	6,576	—	(559)	6,017
Total revenues	213,804	—	(82,186)	131,618
Expenses
Compensation and benefits	150,970	—	—	150,970
Performance fee compensation	51,960	—	—	51,960
General, administrative and other expense	39,460	—	—	39,460
Consolidated Fund expenses	—	49,692	(32,980)	16,712
Total expenses	242,390	49,692	(32,980)	259,102
Other income (expense)
Interest and other investment income	7,923	—	(1,026)	6,897
Interest expense	(2,037)	—	—	(2,037)
Other income (expense), net	(3,020)		—	(3,020)
Net realized gain (loss) on investments	7,980	—	(9,383)	(1,403)
Net change in unrealized appreciation (depreciation) on investments	17,297	—	(7,594)	9,703
Interest and other investment income of Consolidated Funds	—	203,464	(126)	203,338
Interest expense of Consolidated Funds	—	(205,766)	2,025	(203,741)
Net realized gain (loss) on investments of Consolidated Funds	—	47,840	—	47,840
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	261,257	139	261,396
Total other income (expense)	28,143	306,795	(15,965)	318,973
Income before taxes	(443)	257,103	(65,171)	191,489
Income tax expense	(3,112)	8,379	—	5,267
Net income	2,669	248,724	(65,171)	186,222
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	15,447	(2,034)	13,413
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	233,277	(63,137)	170,140
Less: Net income (loss) attributable to redeemable interests in Ares Operating Group entities	(23)	—	—	(23)
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	(15,150)	—	—	(15,150)
Net income attributable to Ares Management, L.P.	$17,842	$—	$—	$17,842

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Six Months Ended June 30, 2015
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $58,292)	$322,803	$—	$(52,682)	$270,121
Performance fees	179,714	—	(105,520)	74,194
Other fees	14,383	—	(1,178)	13,205
Total revenues	516,900	—	(159,380)	357,520
Expenses
Compensation and benefits	200,936	—	—	200,936
Performance fee compensation	132,936	—	—	132,936
General, administrative and other expense	98,878	—	—	98,878
Consolidated Fund expenses	—	84,961	(62,055)	22,906
Total expenses	432,750	84,961	(62,055)	455,656
Other income (expense)
Interest and other investment income	13,302	—	(8,626)	4,676
Interest expense	(7,338)	—	—	(7,338)
Other income (expense), net	(5,044)	—	3,451	(1,593)
Net realized gain (loss) on investments	22,287	—	(12,211)	10,076
Net change in unrealized appreciation (depreciation) on investments	(5,202)	—	6,742	1,540
Interest and other investment income of Consolidated Funds	—	552,571	(325)	552,246
Interest expense of Consolidated Funds	—	(239,409)	5,976	(233,433)
Net realized gain (loss) on investments of Consolidated Funds	—	50,304	—	50,304
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	388,798	(7,810)	380,988
Total other income (expense)	18,005	752,264	(12,803)	757,466
Income before taxes	102,155	667,303	(110,128)	659,330
Income tax expense (benefit)	9,831	3,448	—	13,279
Net income	92,324	663,855	(110,128)	646,051
Less: Net income attributable to redeemable interests in Consolidated Funds	—	12,189	(414)	11,775
Less: Net income attributable to non-controlling interests in Consolidated Funds	—	651,666	(109,714)	541,952
Less: Net income attributable to redeemable interests in Ares Operating Group entities	428	—	—	428
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	61,354	—	—	61,354
Net income attributable to Ares Management, L.P.	$30,542	$—	$—	$30,542

Exhibit D.  Supplemental Financial Information Consolidating Schedules (continued)

($ in thousands)

	For the Six Months Ended June 30, 2014
	Consolidated Company Entities	Consolidated Funds	Eliminations	Consolidated
Revenues
Management fees (includes ARCC Part I Fees of $53,984)	$283,264	$—	$(58,289)	$224,975
Performance fees	124,305	—	(96,916)	27,389
Other fees	13,441	—	(559)	12,882
Total revenues	421,010	—	(155,764)	265,246
Expenses
Compensation and benefits	246,663	—	—	246,663
Performance fee compensation	92,685	—	—	92,685
General, administrative and other expense	78,235	—	—	78,235
Consolidated Fund expenses	—	90,329	(64,680)	25,649
Total expenses	417,583	90,329	(64,680)	443,232
Other income (expense)
Interest and other investment income	11,406	—	(4,385)	7,021
Interest expense	(3,676)	—	—	(3,676)
Other income (expense), net	(3,020)		—	(3,020)
Net realized gain (loss) on investments	27,261	—	(28,730)	(1,469)
Net change in unrealized appreciation (depreciation) on investments	22,862	—	(9,013)	13,849
Interest and other investment income of Consolidated Funds	—	548,940	(257)	548,683
Interest expense of Consolidated Funds	—	(351,503)	2,720	(348,783)
Net realized gain (loss) on investments of Consolidated Funds	—	102,805	—	102,805
Net change in unrealized appreciation (depreciation) on investments of Consolidated Funds	—	327,670	1,070	328,740
Total other income (expense)	54,833	627,912	(38,595)	644,150
Income before taxes	58,260	537,583	(129,679)	466,164
Income tax expense	(598)	(830)	—	(1,428)
Net income	58,858	538,413	(129,679)	467,592
Less: Net income (loss) attributable to redeemable interests in Consolidated Funds	—	56,226	(5,765)	50,461
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	—	482,187	(123,914)	358,273
Less: Net income attributable to redeemable interests in Ares Operating Group entities	383	—	—	383
Less: Net income attributable to non-controlling interests in Ares Operating Group entities	40,633	—	—	40,633
Net income attributable to Ares Management, L.P.	$17,842	$—	$—	$17,842

Exhibit E.  Reconciliation from Segments to GAAP Financials

($ in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Dollars in thousands)
Economic net income:
Income before taxes	$252,765	$191,489	$659,330	$466,164
Adjustments
Amortization of intangibles	16,646	6,718	27,538	15,549
Depreciation expense	1,949	1,748	3,222	3,807
Equity compensation expenses	7,798	62,228	15,719	67,568
Acquisition-related expenses	571	1,292	2,795	2,713
Merger-related expenses	2,955	—	2,955	—
Placement fees and underwriting costs	1,462	3,506	4,507	4,558
OMG expenses, net	36,878	34,269	74,733	70,069
Other non-cash items	—	—	10	—
Income (loss) before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(208,174)	(191,932)	(557,175)	(407,904)
Total consolidation adjustments and reconciling items	(139,910)	(82,169)	(425,690)	(243,641)
Economic net income	112,855	109,320	233,640	222,523
Total performance fee income—realized	(59,061)	(28,898)	(94,700)	(52,234)
Total performance fee income—unrealized	(19,575)	(41,710)	(88,024)	(81,804)
Total performance fee compensation expense—realized	37,720	19,676	59,063	35,682
Total performance fee compensation expense—unrealized	18,824	32,284	73,873	57,003
Net investment income	(7,396)	(21,364)	(15,007)	(45,102)
Fee related earnings	$83,366	$69,309	$168,843	$136,068
Management fees	$160,487	$143,403	$322,803	$283,264
Administrative fees and other income	864	1,899	1,831	3,372
Compensation and benefits	(64,254)	(62,781)	(129,271)	(125,478)
General, administrative and other expenses	(13,733)	(13,212)	(26,521)	(25,090)
Fee related earnings	$83,366	$69,309	$168,843	$136,068
Distributable earnings:
Income before taxes	$252,765	$191,489	$659,330	$466,164
Adjustments:
Amortization of intangibles	16,646	6,718	27,538	15,549
Equity compensation expenses	7,798	62,228	15,719	67,568
OMG distributable loss	38,981	35,841	77,861	73,354
Non-cash acquisition-related expenses	336	—	1,587	—
Merger-related expenses	2,955	—	2,955	—
Taxes paid	(906)	(347)	(1,385)	(554)
Dividend equivalent	(961)	—	(1,872)	—
Other non-cash items	(253)	—	(409)	—
Income (loss) before taxes of non-controlling interests in Consolidated Funds, net of eliminations	(208,174)	(191,932)	(557,175)	(407,904)
Unrealized performance fees	(19,575)	(41,710)	(88,024)	(81,804)
Unrealized performance fee compensation	18,824	32,284	73,873	57,003
Unrealized investment and other income (loss)	3,495	(10,179)	8,110	(13,129)
Distributable earnings	$111,937	$84,394	$218,112	$176,246

Exhibit F.  Weighted Average Units Outstanding as of June 30, 2015

	Units Outstanding	Adjusted Common Units Outstanding
Ares Management, L.P. Common Units	80,671,316	80,671,316
Ares Operating Group Units exchangeable into Common Units	132,436,444	—
Dilutive Effect of Unvested Restricted Common Units(1)	1,049,603	397,380(2)
Dilutive Effect of Unvested Options	—	—
Total	214,157,363	81,068,696

(1)

For the three months ended June 30, 2015, we apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted units to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards.

(2)	Represent proportional dilutive impact based upon the percentage of the Ares Operating Group owned by Ares Management, L.P. (37.86%).

Exhibit G.  Per Unit Calculations ($ in thousands, except per unit data)

	Q2-15	Q1-15	Q4-14	Q3-14	Pro Forma Q2-14(1)
After Tax Economic Net Income per Unit
Economic Net Income Before Taxes	$75,977	$82,930	$64,696	$72,055	$75,051
Less: Entity Level Foreign, State and Local Taxes	906	479	1,155	626	348
Economic Net Income After Entity Level, Foreign, State and Local Taxes	75,071	$82,451	$63,541	$71,429	$74,699
x Tax Rate	8.7%	9.4%	10.7%	5.7%	6.3%
Less: Income Tax Provision (2)	6,565	7,776	6,813	4,061	4,733
After Tax Economic Net Income	$68,506	$74,675	$56,728	$67,368	$69,966
After Tax Economic Net Income per Unit Outstanding	$0.32	$0.35	$0.27	$0.32	$0.33

After Tax Economic Net Income per Common Unit
Economic Net Income After Entity Level, Foreign, State and Local Taxes	$75,071	$82,451	$63,541	$71,429	$74,699
x Common Ownership Percentage	37.86%	37.85%	38.14%	38.12%	38.12%
Economic Net Income Attributable to Common Unitholders	$28,422	$31,211	$24,235	$27,229	$28,475
x Tax Rate	23.1%	24.9%	28.1%	14.9%	16.6%
Less: Income Tax Provision (2)	6,565	7,776	6,813	4,061	4,733
After Tax Economic Net Income Attributable to Common Unitholders	$21,856	$23,435	$17,422	$23,168	$23,742
After Tax Economic Net Income per Adjusted Common Unit	$0.27	$0.29	$0.22	$0.29	$0.29

Distributable Earnings per Unit
Distributable Earnings	$73,862	$67,774	$65,693	$65,950	$48,900
Less: Entity Level Foreign, State and Local Tax	906	479	1,155	626	348
Distributable Earnings After Entity Level Foreign, State and Local Tax	$72,956	$67,295	$64,538	$65,324	$48,553
x Common Ownership Percentage	37.86%	37.85%	38.14%	38.12%	38.12%
Distributable Earnings Attributable to Common Unitholders	$27,621	$25,473	$24,615	$24,902	$18,508
Less: Current Provision for Income Taxes(3)	4,714	4,513	3,423	3,788	4,115
Distributable Earnings After Tax Attributable to Common Unitholders	$22,906	$20,960	$21,192	$21,113	$14,393
Distributable Earnings per Common Unit Outstanding	$0.28	$0.26	$0.26	$0.26	$0.18
Actual Distribution per Common Unit Outstanding	$0.26	$0.25	$0.24	$0.24	$0.18

(1)	For financial reporting prior to the IPO, certain numbers have been adjusted to assume an IPO effective date of January 1, 2014 to provide comparative results.

(2)

The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.’s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary and its share of other deductible items) by (2) the Company’s assumed corporate tax rate.

(3)

The provision for income taxes on DE represents the current provision for income taxes on pre-tax net income or loss (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary), adjusted to reflect Ares Management, L.P.’s current ownership percentage of the Company’s tax paying corporate subsidiaries.

Exhibit H. Glossary of Terms

ARCC Part I Fees	ARCC Part I Fees refers to fees based on ARCC’s net investment income (before giving effect to ARCC Part I Fees and fees based on ARCC’s net capital gains, (“ARCC Part II Fees”)).
Ares Operating Group Units

Ares Operating Group Units refer, collectively, to a partnership unit in each of the Ares Operating Group entities, which include Ares Holdings L.P., Ares Domestic Holdings L.P., Ares Offshore Holdings L.P., Ares Investments L.P. and Ares Real Estate Holdings L.P.

Assets Under Management

Assets Under Management (or “AUM”) refers to the assets of our funds. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund-level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches.

Consolidated Funds

Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our combined and consolidated financial statements.

Economic Net Income

Economic net income (or “ENI”) represents net income excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our core performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

Distributable Earnings

Distributable earnings (or “DE”) is a pre-income tax measure that is used to assess amounts potentially available for distributions to stakeholders. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation expense, realized net investment and other income, and is reduced for expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is presented before giving effect to unrealized performance fee income, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, equity compensation expense and is further adjusted by certain items described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Reconciliation of Certain Non-GAAP Measures to Consolidated GAAP Financial Measures.”

Fee Earning Assets Under Management

Fee earning AUM (or “FEAUM”) refers to the AUM of our funds on which we directly or indirectly earn management fees. Fee earning AUM is equal to the sum of all the individual fee bases of our funds that contribute directly or indirectly to our management fees.

Fee Related Earnings

Fee related earnings (or “FRE”) is a component of ENI and is used to assess the ability of our business to cover direct base compensation and operating expenses from management fees. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and certain other items.

Incentive Generating Assets Under Management

Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).
Incentive Eligible Assets Under Management

Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee).

Operations Management Group

In addition to our four segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource Groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development, legal/compliance and human resources. The OMG’s expenses are not allocated to our four reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. This information constitutes non-GAAP financial information within the meaning of Regulation G, as promulgated by the SEC. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

Our Funds

Our funds refers to the funds, alternative asset companies and other entities and accounts that are managed or co-managed by Ares. It also includes funds managed by Ivy Hill Asset Management, L.P. (“IHAM”), a wholly owned portfolio company of ARCC, and a registered investment adviser.

Performance Related Earnings

Performance related earnings (or “PRE”) is a measure used to assess our investment performance. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and investment income earned from our Consolidated Funds and non-consolidated Funds.

Permanent Capital

Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”) and Ares Multi-Strategy Credit Fund, Inc. (“ARMF”); such funds may be required, or elect, to return all or a portion of capital gains and investment income.

Total Fee Revenue	Total fee revenue refers to the sum of segment management fees and net performance fees.